As filed with the Securities and Exchange Commission on September 7, 2000
                                                  Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                     MAJOR LEAGUE COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

           NEVADA                         4812                  95-4773237
           ------                        ------                 ----------
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization   Classification Code Number)  Identification No.)

                  24330 WEST ALYSSUM PLACE, VALENCIA, CA 91354
                            Telephone (661) 294-5009
       -------------------------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                Warren J. Soloski
                           A Professional Corporation
                     11300 West Olympic Boulevard, Suite 800
                              Los Angeles, CA 90064
                  Telephone 310.477.9742 Facsimile 310.473.1470
           (Name, Address and Telephone Number of Agent for Services)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective. The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed       Proposed
                                       maximum        maximum
Title of each class    Amount          offering       aggregate         Amount
of Securities          to be           price per      offering          of Reg.
to be Registered       registered      share          price              Fee
-------------------    ------------    ----------    -------------     --------

Common Stock,          2,000,000        $0.052        $100,000.00       $26.40
   $0.001 par value
================================================================================

Preliminary Prospectus

                           MAJOR LEAGUE COMMUNICATIONS CORPORATION
                                     a Nevada Corporation
                      2,000,000 Shares of $0.001 Par Value Common Stock




This Prospectus relates to 2,000,000 shares of our $0.001 par value common stock. We are registering these shares by filing a registration statement with the Securities and Exchange Commission.

Prospective Purchasers of our common stock should carefully review the "Risk Factors" section of this Prospectus beginning on Page 3.

Our common stock is currently not trading on the Over The Counter (OTC) Bulletin Board or any National Securities. The shares may be sold directly or through brokers or dealers.

Any broker-dealers participating in the distribution of shares of our common stock may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act. The shares have not been registered for sale under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the shares should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is August , 2000

Part I - Information required in Prospectus

Item 3. Summary Information and Risk Factors.

Background of the Company. We were formed as Major League Communications Corporation in Nevada on October 20, 1999, for the purpose of engaging in the communications business. We had no predecessors and never engaged in any business activity, other than organizational matters.

We were a development stage company and had no operating history. No representation was made nor was any intended that our activities would be profitable and that we would be able to effect a business combination. We remained inactive until our directors and officers decided to develop a communications business (see Item 17. Management's Discussion and Analysis).

Our short operating history and operating losses raise substantial doubt about our ability to continue as a going concern. This fact is reported by our auditors,

Summary of the Offering
-----------------------

        Securities Offered                  We are registering 2,000,000 shares
                                            of our common stock.

        Dividends                           We  have not paid any cash dividends
                                            on our common stock  during the last
                                            fiscal  year.  Payment  of dividends
                                            is  at the  sole  discretion  of our
                                            Board   of  Directors   and   it  is
                                            unlikely  that holders of our common
                                            stock will receive  dividends during
                                            the next fiscal year.

        Voting Rights                       Each holder of shares of  our common
                                            stock is  entitled to one  vote  for
                                            each share  on  all matters on which
                                            our  shareholders   are  entitled to
                                            vote.

                                            The warrants have no voting rights.

        Ownership Limit                     None.

Risk Factors
------------

     A purchase of our common stock involves risk. You should consider these risks before making a decision to purchase our common stock. Prospective Purchasers of our common stock must be prepared for the possible loss of their entire investments. The order in which the following risk factors are presented is arbitrary, and you should not conclude, because of the order of presentation, that one risk factor is more significant than another risk factor.

WE ARE OPERATING AT A LOSS AND HAVE ACCUMULATED A DEFICIT. Our short operating history and operating losses raise substantial doubt about our ability to continue as a going concern. This fact has been reported by our auditors, London and Company

WE USE DEBT FINANCING. Our corporate bylaws do not contain any limitation on the amount of indebtedness, funded or otherwise, we might incur. Accordingly, we could become more highly leveraged, resulting in an increase in debt service that could adversely affect our ability to pay dividends to our stockholders and result in an increased risk of default on our obligations. We are also subject to other risks normally associated with debt financing. We expect to use indebtedness and leveraging to finance development and acquisition.

WE NEED SUBSTANTIAL ADDITIONAL CAPITAL. Our future capital requirements will depend upon many factors, including our ability to obtain new customers and to execute our business plan. Capital will be necessary to fund our activities. There can be no assurance that sufficient financing will be available to us on a timely basis, or on acceptable terms. If we do not have adequate funds, we may be required to delay, scale back or eliminate our efforts to expand our activities. Accordingly, our business, financial condition and results of operations could be materially and adversely affected. If additional funds are raised by issuing equity or convertible debt securities, options or warrants, the ownership interest of our existing stockholders would be diluted.

DEPENDENCE ON KEY PERSONNEL. Our future success will depend in part on the service of our key personnel and, additionally, our ability to identify, hire and retain additional qualified personnel. There is significant competition for qualified personnel in our areas of activity, and there can be no assurance that we will be able to continue to attract and retain such personnel necessary for the development of our business. Because of the significant competition, there can be no assurance that we will be successful in adding personnel as needed to satisfy our staffing requirements. Failure to attract and retain qualified personnel could have a material adverse effect on us.

WE ARE DEPENDENT ON THE EFFORTS AND ABILITIES OF OUR SENIOR MANAGEMENT. The loss of various members of that management could have a material adverse effect on our business and prospects. Our Board of Directors believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by qualified personnel from the Company. There is no assurance, however, that upon the departure of qualified personnel from the Company that replacement personnel will cause us to operate profitably. As owners of significant portions of our issued and outstanding common stock, management has every incentive to remain.

RELIANCE ON MANAGEMENT. All decisions regarding management affairs will be made exclusively by our officers and directors. The Purchasers of the shares may not participate in our management and, therefore, are dependent upon the management abilities of our officers and directors. The only assurance that our shareholders have that officers and directors will not abuse their discretion in making decisions with respect to our shares and other business decisions is the fiduciary obligations and business integrity of the officers and directors. Accordingly, no person should purchase shares unless that person is willing to entrust all aspects of management to our officers and directors, or their successors. Potential Purchasers of the shares must carefully evaluate the personal experience and business performance of our officers and directors. Our officers and directors may retain independent contractors to provide services to us. Those contractors have no fiduciary duty to our shareholders and may not perform as expected.

RECEIPT OF COMPENSATION REGARDLESS OF PROFITABILITY. Our officers, directors, and employees are entitled to receive significant compensation, payments and reimbursements regardless of whether we operate at a profit or a loss. Any compensation received by officers, directors, and management personnel will be determined from time to time by our Board of Directors. Officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

LIMITATION ON LIABILITY OF OFFICERS AND DIRECTORS. Our Articles of Incorporation include a provision eliminating or limiting the personal liability of our officers and directors for damages for breach of fiduciary duty as a director or officer. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders. DISCLOSURE OF POSITION OF COMMISSION REGARDING INDEMNIFICATION FOR SECURITIES ACT OF 1933 LIABILITIES:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND IS, THEREFORE, UNENFORCEABLE.

INFLUENCE OF THE INTERNET ON MARKETING. The Internet has changed marketing patterns in a wide variety of industries. The significant amount of personal computer usage has resulted in entirely new methods of marketing and sales of products and services. We may establish home pages on the Internet for its products and services. We may be able to keep pace with the rate of change in its markets brought about the Internet and may invest in Internet-based projects which future changes may render obsolete.

COMPLIANCE WITH GOVERNMENT REGULATIONS. We are subject to various forms of government regulations, including safety laws and regulations. Any future violation of, and the cost of compliance with, these laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

Although we believe we are in material compliance with all applicable laws, rules, regulations, and policies, there can be no assurance that our business, financial condition and results of operations will not be materially adversely affected by current or future laws, rules, regulations, and policies or by liability arising out of any of our past or future conduct.

MARKET ACCEPTANCE AND DEPENDENCE ON PRINCIPAL PRODUCTS AND SERVICES. Our strategy for growth is substantially dependent upon our ability to market and distribute products and services successfully. There can be no assurance that our products and services will achieve significant market acceptance, and that acceptance, if achieved, will be sustained for any significant period of that product life cycles will be sufficient (or substitute products and services developed) to permit us to recover associated costs. Failure of our products and services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions, and results of operations.

RISK OF PRODUCT RECALL, PRODUCT RETURNS. Product recalls may be issued at our discretion or government agencies having regulatory authority for product sales and may occur due to disputed labeling claims, manufacturing issues, quality defects or other reasons. No assurance can be given that product recalls will not occur in the future. Any product recall could materially adversely affect our business, financial condition or results of operations. There can be no assurance that future recalls or returns would not have a material adverse effect upon our business, financial condition and results of operations.

FAILURE TO MANAGE GROWTH. We expect to experience significant growth and expect such growth to continue for the foreseeable future. Our growth may result in significant pressure on our management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on our financial condition or results of operations.

LOSS ON DISSOLUTION OF THE COMPANY. In the event of our dissolution, the proceeds realized form the liquidation of our assets, if any will be distributed to our shareholders only after satisfaction of claims of our creditors. The ability of a Purchaser of shares to recover all or any portion of his or her purchase price for the shares in that event will depend on the amount of funds realized and the claims to be satisfied therefrom.

OUR ABILITY TO IMPLEMENT OUR BUSINESS STRATEGIES. Implementation of our business strategies will depend in large part on our ability to (i) establish a significant customer base and maintain favorable relationships with those customers; (ii) effectively introduce acceptable products and services to our customers; (iii) obtain adequate financing on favorable terms to fund our business strategies; (iv) maintain appropriate procedures, policies, and systems; (v) hire, train, and retain skilled employees; and (vi) continue to operate with increasing competition. Our inability to obtain or maintain any or all these factors could impair our ability to implement our business strategies successfully, which could have a material adverse effect on our results of operations and financial condition.

LIQUIDITY. The prices of our common stock is not quoted at present on the Over The Counter Bulletin Board, an electronic quotation service maintained by the National Quotation Bureau for the National Association of Securities Dealers, Inc. for securities not traded on a national, regional or other securities exchange although we hope to be an OTC Bulletin Board company soon. The OTC
Bulletin Board does not provide the level of liquidity provided by securities exchanges and the public market may not develop for our shares. Purchasers of the shares will have no right to present the shares to us for repurchase. Purchasers of shares who wish to terminate their investment in the shares must rely solely upon their ability to sell or otherwise transfer their shares, subject to applicable securities laws. Consequently, the purchase of shares should be considered only a long-term investment. Moreover, we may require additional cash to implement our business strategies, including cash for (i) payment of increased operating expenses and (ii) further implementation of those business strategies. No assurance can be given, however, that we will have access to the capital markets in the future, or that financing will be available on acceptable terms to satisfy our cash requirements to implement our business strategies. Our inability to access the capital markets or obtain acceptable financing could have material adverse effects on our results of operations and finance.


UNCERTAINTY OF FUTURE RESULTS, FLUCTUATIONS IN OPERATING RESULTS. Our results of operations may vary from period to period due to a variety of factors, including the introduction of new products and services by us or our competitors, cost increase form third-party providers, supply interruptions, the availability and cost of equipment, the mix of our products and services sold, changes in marketing and sales expenditures, market acceptance of our products and services, competitive pricing pressures, and general economic and industry conditions that effect customer demand.

FUTURE CAPITAL NEEDS AND UNCERTAINTY OF ADDITIONAL FUNDING. To achieve and maintain competitiveness of our products and services, we may require substantial funds. Our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary as a result of a number of factors, including those described in these Risk Factors and elsewhere in this Prospectus.

We anticipate that we will require additional cash to develop, promote, produce and distribute our various products and services. Such additional cash may be received from public or private financing transactions, as well as borrowing and other resources. To the extent that additional cash is received by the sale of equity or equity-related securities, the issuance of such securities could result in dilution to our stockholders. There can be no assurance that additional funding will be available on favorable terms, if at all. If adequate cash is not available, we will be required to curtail operations significantly or to obtain cash by entering into arrangements with collaborative partners or other persons that may require us to relinquish rights to certain of its products and services that we would not otherwise relinquish.

GREATER COSTS THAN ANTICIPATED. We have used reasonable efforts to assess and predict costs and expenses related to our operations. However, there can be no assurance that implementing our business plan may require more employees, capital equipment, supplies or other expenditure items than we have predicted. Similarly, the cost of compensating additional management, employees and consultants or other operating costs may be more than our estimates, which could result in sustained losses.

COMPETITION.  Competition in the communications industry is intense. Many of our
competitors  have  substantially   more  experience,   financial  and  technical
resources and production, marketing and development capabilities than we do.

HAZARDOUS MATERIALS; ENVIRONMENTAL MATTERS. Our research, development, manufacturing and production processes may involve the controlled use of hazardous materials. We may be subject to various laws and regulations governing the use, manufacture, storage, handling, and disposal of such materials and certain waste products and services. Although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result and any such liability could exceed our financial resources. In addition, there can be no assurance that in the future we will not be required to incur significant costs to comply with environmental laws and regulations relating to hazardous materials nor that our operations, business or assets will not be materially or adversely affected by current or future environmental laws or regulations.

PENNY STOCK REGULATIONS. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and other quotations for the penny stock, the compensation of the broker-dealer and its salesperson on the transaction, and monthly account statements specifying the market value of each penny stock held in the customer" account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the Purchaser and receive the Purchaser's written agreement to that transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for an equity security (capital stock) that becomes subject to the penny stock rules. Our common stock is subject to the penny stock rules, and Purchasers of shares may determine that it is quite difficult to sell their shares.

SECURITIES MARKET FACTORS. There is currently a limited public market for our common stock. Should there develop a significant market for our common stock, the market price for our common stock may be significantly affected by such factors as our financial results and introduction of new products and services and technologies. Additionally, in recent years, the stock market has experienced significant price and volume volatility, and market prices for many companies, particularly small and emerging growth companies, have experienced significant price fluctuations not necessarily related to the operating performance of such companies. In the event a market for our common stock develops, the market price for our common stock may be affected by general stock market volatility.

NO FORESEEABLE DIVIDENDS. We do not anticipate paying dividends on our common stock in the foreseeable future; but, rather, we plan to retain earnings, if any, for the operation and expansion of business.

NO ASSURANCES OF REVENUE OR OPERATING PROFITS. There can be no assurance that we will be able to develop consistent revenue sources or that our operations will become profitable.

UNINSURED LOSS; ACTS OF GOD. We may, but are not required to, obtain comprehensive liability and other business insurance of the types customarily maintained by similar businesses. However, there are certain types of extraordinary occurrences which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake, our telecommunications and computer systems could be rendered inoperable for protracted periods of time, which would adversely affect our financial condition. In the event of a major civil disturbance, our operations could be adversely affected. Should such an uninsured loss occur, we could lose significant revenues and financial opportunities in amounts which would not be partially or fully compensated by insurance proceeds.

WE DO NOT HAVE ENVIRONMENTAL LIABILITY INSURANCE. We do not have environmental liability insurance now, and we may not be able to obtain such insurance at a reasonable cost. If we decide to become insured for environmental liability, we will probably carry the minimum insurance required by regulatory permits. In addition, the extent of insurance coverage under certain forms of policies has been the subject in recent years of litigation in which insurance companies have, in some cases, successfully taken the position that certain risks are not covered by such policies. If we incur liability for environmental damages while we are uninsured, it could have a material adverse effect on the Company and its financial condition.

SOME OF OUR OFFICERS AND DIRECTORS HAVE CONFLICTS OF INTEREST. Several of our directors are independently employed and, by engaging in other business activities, have conflicts of interest in allocating their time and resources. For a more detailed account of those existing and potential conflicts of interest, see the information contained under the heading "Certain Relationships and Related Transactions" in this Prospectus.

Item 4. Use of Proceeds.

Following the sale of the 2,000,000 Shares Offered by the Company there will be a gross proceeds of $100,000 (less certain expenses of this offering). These proceeds will be used to provide start-up and working capital for the Company. The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts):


                             Minimum Offering             Maximum Offering
                           ------------------          -----------------------
  Use of Proceeds          Amount       Percent         Amount         Percent
  ---------------          ------       -------         ------         -------

  Transfer Agent Fee         $500          10%             $500         0.5%

  Printing Costs             $500          10%             $500         0.5%

  Legal Fees               $3,000          60%           $3,000           3%

  Accounting Fees          $1,000          20%           $1,000           1%

  Sales Commissions             0           0%                0           0%

  Working Capital               0           0%          $95,000          95%
                           ------       ------         --------         ----
       Total               $5,000         100%         $100,000         100%

Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.


Item 5. Determination of Offering Price.

The offering price is not based upon the Company's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price is determined by the Board of Directors of the Company and was determined arbitrarily based upon the amount of funds needed by the Company to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.

Item 6. Dilution.

        "Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of December 30, 1999, the net tangible book value of the Company was $0.0 or $0.0 per Share. Giving effect to the sale by the Company of all offered Shares at the public offering price; the pro forma net tangible book value of the Company would be $100,000 or $0.025 per Share, which would represent an immediate increase of $0.025 in net tangible book value per Share and $0.025 per Share dilution per share to new investors. Dilution of the book value of the Shares may result from future share offerings by the Company.

The following table illustrates the pro forma per Share dilution:

                                                          Assuming
                                                          Maximum
                                                        Shares Sold
                                                        -----------

     Offering Price (1)                                     $0.05

     Net tangible book value per                                0
     share before Offering (2)

     Increase Attributable to                            $100,000
     purchase of stock by new
     investors (3)

     Net tangible book value per                           $0.025
     Share after offering (4)

     Dilution to new investors (5)                         $0.025

     Percent Dilution to new                               50.00%
     investors (6,7)

(1) Offering price before deduction of offering expenses, calculated on a "Common Share Equivalent" basis.

(2) The net tangible book value per share before the offering $0.0 is determined by dividing the number of Shares outstanding prior to this offering into the net tangible book value of the Company.

(3) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering (assuming all the Shares are subscribed), and dividing by the number of common shares outstanding.

(4) The net tangible book value per share after the offering, $0.025, is determined by dividing the number of Shares that will be outstanding, assuming sale of all the Shares offered, after the offering into the net tangible book value after the offering as determined in note 3 above.

(5) The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering $0.025 and subtracting from it the net tangible book value per share before the offering $0.0 for an increase of $0.025.

(6) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering $0.025 from the offering price of the Shares in this offering $0.05, giving a dilution value of $0.025.

(7) The Percent Dilution to new investors is determined by dividing the Dilution to new investors $0.025 by the offering price per Share $0.05 giving a dilution to new investors of 50.00%.


Item 7. Selling Security Holders

        Not Applicabl


Item 8. Plan of Distribution.

The Company will sell a maximum of 2,000,000 Shares of its common stock, par value $.001 per Share to the public on a "best efforts" basis. The minimum purchase required of an investor is $100.00. There can be no assurance that any of these Shares will be sold. The gross proceeds to the Company will be $100,000 if all the Shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, to any person or firm in connection with solicitation of sales of the shares other than the 10% commission to be paid to the Broker/Dealer; certain costs are to be paid in connection with the offering (see "Use of Proceeds"). The public offering price of the Shares will be modified, from time to time, by amendment to this Prospectus, in accordance with changes in the market price of the Company's common stock. These securities are offered by the Company subject to prior sale and to approval of certain legal matters by counsel.

Opportunity to Make Inquiries.
-----------------------------
The Company will make available to each Offeree, prior to any sale of the Shares; the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.
----------------------
Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and deliver to the Company a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company. By executing the subscription agreement, the subscriber is agreeing that if the Company accepts the Subscription Agreement, such a subscriber will be, a shareholder in the Company and will be otherwise bound by the articles of incorporation and the bylaws of the Company in the form attached to this Prospectus. Promptly upon receipt of subscription documents by the Company, it will make a determination as to whether a prospective investor will be accepted as a shareholder in the Company. The Company may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to the Company, or such other reasons other as the Company determines to be in the best interest of the Company. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, canceled, or terminated by the subscriber, except as provided herein.


Item 9. Legal Proceedings.

The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.


Item 10.  Directors, Executive  Officers,  Promoters  and  Control  Persons.

The names, ages, and respective positions of the directors, officers, and significant employees of the Company are set forth below. All these persons have held their positions since inception. There are no other persons who can be classified as a promoter or controlling person of the Company.


     KERWIN BURNS, Age 31, Chief Executive Officer, President and Director of the Company since inception.


     KENDALL BURNS, Age 25, Corporate Secretary, Treasurer, and Director of the Company since its inception.

All directors hold office until the next annual stockholders' meeting or until their respective successors are elected or until their earlier death, resignation or removal. Officers are appointed by, and serve at the discretion of, our Board of Directors.

Item 11. Security  Ownership of Certain  Beneficial  Owners and Management.

The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.

     Title of              Name of            Amount and Nature       Percent of
      Class            Beneficial Owner      of Beneficial Owner         Class
                             (1)                     (2)
     -------           ----------------      -------------------      ----------
     Common             Kerwin Burns              1,000,000               50%
     Stock

     Common             Kendall Burns             1,000,000               50%
     Stock


Compliance  with  Beneficial  Ownership  Reporting  Rules.
---------------------------------------------------------
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than 10% of a registered class of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such reporting persons are required to furnish us with copies of all such reports that they file.

Based solely upon our review of copies of such reports furnished to the Company during the year ended December 31, 1999 and thereafter, or any written representations received by the Company from reporting persons that no other reports were required, we believe that, during the last fiscal year, all Section 16(a) filing requirements applicable to the Company's reporting persons were complied with.


Item 12. Description of Securities.

General Description.
-------------------
The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of the Company, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-2. As of the date of this Form SB-2, the Company has 2,000,000 Shares of common stock outstanding.

Non-Cumulative Voting.
---------------------
The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Dividends.
---------
The Company does not currently intend to pay cash dividends. The Company's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, or can there be any guarantees of the success of the Company

A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investor's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.
---------------------------------------------------------------
Upon the completion of this Offering, the Company's authorized but unissued capital stock will consist of 46,000,000 shares (assuming the entire offering is sold) of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer  Agent.
---------------
The Company intends to engage the services of American Securities Transfer & Trust to act as transfer agent and registrar.


Item 13. Interest of Named Experts and Counsel.

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the Company, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company, at any time prior to the filing of this Registration Statement.


Item 14. Disclosure of Commission Position on Indemnification for Securities Act Violations.

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section
78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

 The By-laws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law. The officers and directors of the Company are accountable to the Company as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders, who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

The  registrant  undertakes  the  following:   Insofar  as  indemnification  for
liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, is unenforceable.


Item 15. Organization within Last Five Years.

The Company was incorporated in the State of Nevada on October 20, 1999.


Item 16. Description of Business.

The Company was originally formed as Major League Communications Corporation under the laws of Nevada on October 20, 1999, for the purpose of engaging in any business. Deregulation of telephone services has created tremendous shifts in what was once viewed as a mature industry. Internationally, sixty nations have signed the World Trade Organization agreement that starts the process for deregulation and allows for competition. The formerly dominant, often monopolistic, phone company within these sixty countries is threatened by competition. In the United States and abroad resellers have emerged to capture market share for international long distance voice and data services. Further as long distance rates decline due to deregulation and competition, usage of long distance services is rising. Overall, long distance revenues are growing at double-digit annual rates.

        AN INDUSTRY IN TRANSITION

        The telephone industry is being dramatically restructured as a result of massive changes, occurring simultaneously, on three different fronts; (1) technological change, (2) domestic deregulation and (3) international deregulation. These are discussed below.

        Impact of Technology

        The telephone industry is being affected by sweeping changes in technology. Fiber-optic cables are replacing copper wire, and can carry, significantly, more traffic than the old style copper cable.

        Compression of voice communications into electronic signals allows a fiber to carry hundreds of communications down a single strand, in place of the old style of 1:1 wire transmission. As more sophisticated electronics, and higher compression rates become available, the capacity of old trunk lines is multiplied many fold.

        Domestic Market

        Prior to 1984 individual companies who held a monopoly within a defined area generally, operated phone service. Revenues from calls between areas controlled by separate monopolists were divided according to traffic schedules that did little to reduce rates or pass along to consumers, efficiencies that may occur due to technological changes.

        There are presently over 1,000 resellers of phone services operating in the United States. Many of these companies are grossing significant revenues in the millions of dollars annually. These firms are often very price sensitive, and brand allegiances mean less to these resellers than to consumers in general.

        Resellers typically do business with other resellers possessing switching capabilities, who combine the volume of a number of smaller resellers in order to build volume and obtain lower rates. These entities serve as a type of broker, between the firms controlling consumer volume, and firms having direct access to foreign long distance services. These "brokers" have become a major force in the new telephone industry, and are a major development in our business strategy.

        Foreign Markets

        Foreign markets are, likewise, in the process of deregulation of the telephone business. As new carriers emerge in these markets, carriers of long distance traffic from other markets are no longer forced to accept the revenue sharing agreements that would have been offered in the past, when each country or region had only one carrier. These new carriers are eager to provide termination services as a means of increasing their revenues, with no marketing expense or additional capital outlay.

        Those firms who are able to assemble significant volumes or traffic to foreign markets can negotiate favorable terms with these foreign firms.

        Private Lines

        A private line, as the term is used in this document, means (1) cable or satellite access to a particular long distance market, and (2) a termination agreement with a local carrier within that market. The termination agreement allows an international telecommunications company to use that carrier's local access system to deliver long distance traffic.

        A company with private line agreements performs a valuable service by linking willing foreign phone companies with several thousand reselling firms eager to compete.

        BUSINESS and MARKETING STRATEGY

        The Company intends to develop a significant enterprise that can stand-alone as an operating and profitable organization, or as an attractive acquisition target for larger firms. Our business and marketing strategy involves the following principles:

        Identification of and development of essential relationships with the secondary international telecommunication carrier companies ("Secondary Carriers"). These firms offer the facilities of telephone switching, compression and fiber optic highways to terminate long distance traffic in targeted countries. The Company intends to enter into reselling agreements with these various international carriers. After establishing reselling agreements, the Company intends to sell minutes to customers via pre-paid calling cards. The Company's objective is to target specific ethnic groups with marketing strategies as outlined within this document. Identification of and development of essential relationships in select international markets that offer the opportunity of substantial volume of long distance, at attractive profit margins. These international countries represent emerging markets ideal for the Company to negotiate agreements for private lines and termination rights. Ultimately, the Company intends to acquire its own facilities of telephone switching equipment and fiber optic highways to countries where we terminate long distance traffic.

        Application of Business and Marketing Strategies

        Item 1. Meeting Secondary Carriers - Secondary carriers can be marketed at telecommunication Industry trade shows and at telecommunication conferences. These firms are willing to contract with resellers able to purchase minutes at the secondary carriers wholesale rate

        Item 2. Pre-paid calling card sales - The Company intends to distribute pre-paid calling cards via the following marketing channels:

          Print - Advertise in target market publications and periodicals.

          Radio and TV - Advertise to target markets via cable television commercials, and am radio broadcasts.

          Retail Outlets - Establish point-of-purchase displays at retail outlets frequented by members of our target market.

          Internet - Create web site and hyperlinks with websites, which reach our target markets.

          Sales agents - Out source to minute brokers with current customers within our target market.

        Item 3. Emerging Market Carriers - The Company intends to seek long-term contractual relationships with carriers that enable our Company to terminate long distance traffic within its borders. Foreign telecommunication carriers can be marketed at international telecommunication trade shows and conferences. Foreign telecommunication carriers can also be marketed at some regional telecommunication trade shows in the United States.

        Item 4. Company Purchase of Facilities - Once the Company establishes its own specific telecommunications routes and customer base, the Company will seek additional financing to lease or purchase it s own telephone switches and fiber optic highways between the United States and the countries with which it terminates long distance voice and data traffic.

        Initial Target Markets

        The Company has identified target markets in which it is believed the Company will execute termination agreements for telecommunications. These target markets are separated in groups primarily determined by their native languages. For example, should the Company execute termination agreements with Korea Telcom (the first tier carrier in Korea), the Company would focus its market strategy, including print and media campaigns, as well as point-of-purchase campaigns on residents in the United States who speak Korean. The concept holds true for Spanish speaking residents in the United States, in addition to other languages as well.

        Use of Sales Representatives

        The Company intends to seek to sell the capacity of phone minutes via the use of sales representatives. Management believes that contracting with sales agents in the telecommunications industry, even though we will share revenue with the sales agents, is worth the effort given that sales agents are able to sell minutes of voice and data long distance more effectively than current management. Engaging the proper sales agent will enable the Company to operate at full capacity of minute's sales and efficiency.

        GROWTH PLANS

        As the Company develops customers, it can contract to lease greater amounts of bandwidth (i.e. long distance minutes), lease primary space on the backbone of a preexisting fiber optic highway, or lease time on a satellite delivery network. While growth requires additional capital for greater purchase of bulk capacity and equipment, the risk can be mitigated to the extent additional bandwidth is pre-sold to our customer base. The Company intends to fund as much expansion as much as possible with retained earnings, however, additional financing may be required to fully exploit opportunities within the international long distance market place.

        The Offering.

        Shares of the Company will be offered at $0.05 per Share. See "Plan of Distribution." The minimum purchase required of an investor is $100.00. If all the Shares are sold, the net proceeds to the Company will be $100,000, less certain costs associated with the offering. See "Use of Proceeds." The net proceeds will be used as working capital for the Company.


Item 17. Management's Discussion and Analysis of Financial Condition and Results of Operations.

This Prospectus specifies forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from these forward-looking statements. "Forward looking statements" can be identified by the use of forward-looking terminology such as "believes", "could", "possibly", "anticipates", "estimates", "projects", "expects", "may", "will", or "should". Such statements are subject to certain risks, uncertainties and assumptions. No assurances can be given that the future results anticipated by forward looking statements will be achieved. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Prospectus.

The following discussion regarding our financial statements should be read in conjunction with the financial statements and notes thereto.


RESULTS  OF  OPERATIONS
-----------------------
In September, 1999 management recognized opportunities in the resale of telecommunication products that present entry strategies for early stage development companies. The business model enables the registrant to pre-sell long distance products and manage growth with limited capital resources. Management believes that independently owned retail merchants will purchase the registrant's pre-paid international long distance telephone cards. The registrant further intends to assist its customers with the placement and fulfillment of point-of-purchase product displays.

In October 1999 management incorporated the registrant in the State of Nevada, invested $5,000 and retained legal and accounting professionals in connection with the preparation of a registration statement to be filed with the United States Securities and Exchange Commission ("SEC"). Management believes that reporting the activities of the registrant to the SEC of quarterly, annual and other material events of the registrant elicits credibility in the market place and credibility amongst the registrant's shareholders.

For the period ending May 31, 2000 the financial statements reveal a net loss of $4,799 that reflects professional fees incurred in connection with the filing of the registration statement. The registrant has no previous years of operations for which to compare financial results. Other than the preparation of the registration statement, the registrant has engaged in no material operations to date.

In June 2000 management identified several wholesale carriers that offer international long distance products to reselling telecommunication service providers at a discount to current retail rates. One such wholesale telecommunications carrier, Clear Point Communications, Inc., located in Orlando, Florida, offers pre-paid telephone cards targeting various cultural and ethnic groups with long distance service to Mexico, South America and Asia. Management intends to joint venture with Clear Point Communications, Inc., or such other provider of similar international long distance products, as a means for the registrant to execute their entry strategy. Management anticipates executing joint venture contracts with wholesale telecommunication carriers offering discounted rates on international long distance minutes. Wholesale minute rates are expected to yield up to a thirty three percent (33.0%) gross margin to the registrant.

Management intends to execute revenue sharing agreements with various independently owned retail establishments. Management anticipates independently owned retail merchants of all types, such as gasoline merchants, food marts, strip mall retail tenants, and others, located in specific ethnic and cultural concentrated areas will contract with the registrant to provide pre-paid international long distance telecommunication products. Management will commence the pursuit of joint venture and revenue sharing partnerships upon the completion of the registrant's equity offering as registered with the SEC.

Management has the marketing, roll-out and growth strategy to utilize limited funds efficaciously. Management has sources of income from other endeavors that allows salaries to be deferred until such time as the registrant is cash flow positive on revenues in excess of one million dollars ($1,000,000). During this phase of growth, management will operate by performing both sales and administrative tasks. Management will also seek to retain outside telecommunication sales representatives and hire an internal sales force to be paid on a commission only basis; and therefore, roll-out its sales and marketing programs without incurring large expenses for salaries, employee benefits and payroll taxes. It is estimated that the registrant will require a year of operations to reach its target objective of one million dollars ($1,000,000) in sales revenue. Until such time, however, management will utilize proceeds from the equity offering to create and pay for collateral marketing brochures and meet working capital needs of the registrant at the current monthly "burn rate" of less than five thousand dollars ($5,000) per month. Management is confident that they will penetrate target markets and reach sales objectives with limited capital resources.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------
We currently have limited capital resources pending the completion of the registration statement. Current assets have been allocated to pay professional fees. Management anticipates that the effectiveness of the registration statement will enable the registrant the opportunity to raise working capital to launch start-up operations. The majority of our capital resources will be allocated to general and administrative overhead, pre-paid card fulfillment and marketing expenses. The business model does NOT require the registrant to advance capital requirements for international long distance minute costs, the international long distance minute costs are deferred until after the actual sale of the pre-paid card; thus enabling the registrant to commence operations with limited funds.


Item 18. Description of Property.

     The Company has no property.


Item 19. Certain Relationships and Related Transactions.

     There are no material relationships or related transactions between the Company and its officers or directors.


Item 20. Market for Common Equity and Related Stockholder Matters.

     The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.

Submission of Matters to a Vote of Security Holders.

     No matters were submitted to a vote of security holders.

Item 21. Executive Compensation.

     (a) No officer or director of the Company is receiving any remuneration at this time.

     (b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

     (c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan, which presently exists

Item 22. Financial Statements.

     The Financial Statements required by Item 310 of Regulation S-B begin on page F-1 of this prospectus.


Item 23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

     Since the inception of the Company on October 20, 1999, the principal independent accountant for the Company has neither resigned (or declined to stand for reelection) nor been dismissed. The independent accountant for the Company is London and Company, Certified Public Accountants.

                              FINANCIAL STATEMENTS
                     MAJOR LEAGUE COMMUNICATIONS CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)


                                    INDEX

                                                                       Page

Independent Auditors' Report                                            F-2

Balance Sheet - May 31, 2000                                            F-3

For the Period From October 20, 1999 (Inception) to
 May 31, 2000:
    Statement of Operations                                             F-4

    Statement of Changes in Stockholders' Equity                        F-5

    Statement of Cash Flows                                             F-6

Notes to Financial Statements                                        F-7 - F-8

                          Independent Auditors' Report


To the Board of Directors
Major League Communications Corporation
Los Angeles, California



We have audited the accompanying balance sheet of Major League Communications Corporation (a Nevada corporation in the development stage) as of May 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from October 20, 1999 (inception), to May 31, 2000. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Major League Communications Corporation as of May 31, 2000, and the results of its operations and its cash flows for the initial period then ended, in conformity with generally accepted accounting principles.



                                LONDON & CO., LLP
                                 August 2, 2000

                     MAJOR LEAGUE COMMUNICATIONS CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                                  BALANCE SHEET
                                  MAY 31, 2000


                                     Assets
Current Assets
    Cash                                                            $ 4,289
                                                                    -------
           Total Assets                                             $ 4,289
                                                                    =======

                      Liabilities and Stockholders' Equity

Current Liabilities
    Accounts Payable                                                $ 4,088
                                                                    -------
           Total Liabilities                                          4,088
                                                                    -------
Stockholders' Equity
    Common Stock, $.001 Par Value, 50,000,000 Shares
        Authorized, 2,000,000 Shares Issued and Outstanding           2,000
    Paid in Capital                                                   3,000
    Retained Earnings (Deficit)                                      (4,799)
                                                                    -------
           Total Stockholders' Equity                                   201
                                                                    -------
           Total Liabilities and Stockholders' Equity               $ 4,289
                                                                    =======








     (See Accompanying Auditors' Report and Notes to Financial Statements)

                     MAJOR LEAGUE COMMUNICATIONS CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                             STATEMENT OF OPERATIONS
                FROM OCTOBER 20, 1999 (INCEPTION) TO MAY 31, 2000


Revenues                                                         $       0
                                                                 ---------
Expenses                                                             4,799
                                                                 ---------
    Net Loss Before Income Taxes                                    (4,799)
                                                                 ---------
Provisions for Income Taxes                                              0
                                                                 ---------
    Net Loss                                                     $  (4,799)
    --------                                                     =========

Basic Earnings (Loss) Per Share                                  $    0.00
                                                                 =========












     (See Accompanying Auditors' Report and Notes to Financial Statements)

                     MAJOR LEAGUE COMMUNICATIONS CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                FROM OCTOBER 20, 1999 (INCEPTION) TO MAY 31, 2000



                                           Common Stock
                                      --------------------     Paid In     Net
                                        Shares      Amount     Capital     Loss      Total
                                      ---------    -------     -------    --------  --------
Balance at Inception                          0    $     0     $     0    $     0   $     0

Common Stock Issued                   2,000,000      2,000       3,000                5,000

Net Loss From Inception
    to May 31, 2000                           0          0           0     (4,799)   (4,799)
                                      ---------    -------     -------    --------  --------
Balance at May 31, 2000               2,000,000    $ 2,000     $ 3,000    $(4,799)  $(4,799)
-----------------------               =========    =======     =======    =======   =======














     (See Accompanying Auditors' Report and Notes to Financial Statements)

                     MAJOR LEAGUE COMMUNICATIONS CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                             STATEMENT OF CASH FLOWS
                FROM OCTOBER 20, 1999 (INCEPTION) TO MAY 31, 2000


Cash Flows from Operating Activities
    Net Loss                                                       $ (4,799)

        Increase (Decrease) In:
           Accounts Payable                                           4,088
                                                                   --------
        Total Cash Used By Operating Activities                        (711)
                                                                   --------
Cash Flows From Financing Activities
    Common Stock Issuance                                             5,000
                                                                   --------
        Total Cash Flows Provided By Financing Activities             5,000
                                                                   --------

Net Increase in Cash                                                  4,289

Cash at Inception                                                         0
                                                                   --------
Cash at the End of the Period                                      $  4,289
                                                                   ========

















     (See Accompanying Auditors' Report and Notes to Financial Statements)

                     MAJOR LEAGUE COMMUNICATIONS CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2000


Note 1 - Summary of Significant Accounting Policies:

    Organization
    ------------
    Major League Communications Corporation (the Company) was incorporated in the state of Nevada on October 20, 1999. The Company was formed to take advantage of increasing opportunities in the long distance voice and data services evolving from the global deregulation of the telecommunications industry.

    Statement of Cash Flows
    -----------------------
    The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. For the period ended May 31, 2000 cash paid for interest and income taxes was $0.

    Income Taxes
    ------------
    The Company has adopted SFAS 109, Accounting for Income Taxes, to account for deferred income taxes. Deferred taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. As of May 31, 2000 no deferred tax has been recognized.

    Earnings (Loss) per share
    -------------------------
    Earnings (loss) per share are computed by dividing net loss by the number of shares issued and outstanding which remained unchanged during the reporting period.

                     MAJOR LEAGUE COMMUNICATIONS CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2000


Note 2 - Income Taxes

    The provision for income taxes is comprised of the following:

        Current:
           Federal                                             $0
           State                                                0
                                                               --
                                                                0

        Deferred                                                0
                                                               --
        Provision for Income Taxes                             $0
                                                               ==

Note 3 - Common Stock Offering:

    The Company is preparing a common stock offering to be submitted to prospective investors. The share offering will range from a minimum of 100,000 shares to 2,000,000 shares at $.05 per share. Proceeds to the Company will range from $5,000 to $100,000 before an 8% commission payment and offering expenses. Ownership by the Company officers would fall from 100% to 50% if all 2,000,000 shares are sold. Net proceeds will be used for start-up and operational purposes.

PART II - Information Not Required in Prospectus.

Item 24. Indemnification of Officers and Directors.

Limitation on Liability of Officers and Directors of the Company. Section 145 of the Nevada General Corporation Law specifies that the Certificate of Incorporation of a Nevada corporation may include a provision eliminating or limiting the personal liability of a director or officer to that corporation or its stockholders for damages for breach of fiduciary duty as a director of officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) unlawful distributions to stockholders. Our Certificate of Incorporation includes a provision eliminating or limiting the personal liability of our officers and directors to the Company and our shareholders for damages for breach of fiduciary duty as a director or officer. Moreover, Sections 6.1 through 6.6 of our By-laws provide [material deleted] indemnity to a controlling person, director or officer which affects such a person's liability while acting in a corporate capacity. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.


Item 25. Other Expenses of Issuance and Distribution.

We will pay all expenses in connection with the registration and sale of the shares of our common stock specified in this Prospectus.


Item 26. Recent Sales of Unregistered Securities.

None


Item 27. Exhibits.

     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

Item 28. Undertakings.

     A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     B. We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

               (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii)To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment
     any  of  the  securities   being  registered  with  remain  unsold  at  the
     termination of the offering.

                                   Signatures

     In accordance with the requirements of the 1933 Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 to be signed on our behalf by the undersigned, in the City of Valencia, California, on September 7, 2000.

                          MAJOR LEAGUE COMMUNICATIONS CORPORATION
                          a Nevada corporation

                              /s/ Kerwin Burns
                       By: --------------------------------------
                              Kerwin Burns

                       Its:   Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 was signed by the following persons in the capacities and on the dates stated.

By:    /s/  Kevin Burns        Chief Financial Officer     September 7, 2000
     ---------------------
              Kevin Burns

                                 EXHIBIT INDEX

                       MAJOR LEAGUE COMMUNICATIONS, INC.

  Exhibit
  Number         Description
  ------         -----------
   3.1           Articles of Incorporation

   3.2           By-Laws

   5             Opinion re: Legality

  23.1           Consent of Independent Auditors

  23.2           Consent of Counsel (included in 5)

  27             Financial Data Schedule